Business Consulting Agreement

This Business Consulting Agreement (the “Agreement”) is entered into by and between:

Victor Cantore
(“Consultant”)

And

Ivany Nguyen, Inc.
(“the Company”)

WITNESSETH

WHEREAS, Consultant provides consultation and advisory services relating to business management, development, and marketing for the Company, and

WHEREAS,  the Company desires to be assured of the services of the Consultant in order to avail itself to the Consultant’s experience, skills, knowledge and abilities.  The Company is therefore willing to engage the Consultant and the Consultant agrees to be engaged upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Consulting Services:  The Company hereby engages and Consultant hereby accepts the engagement to become a consultant to the Company and to render such advice, consultation, information and services to  including the preparation, implementation and monitoring of business development and marketing plans and such other managerial assistance as the Company shall deem necessary or appropriate for  business.

2.
Payment:  In consideration for entering into this agreement, the Company agrees to pay Consultant a stipend of $6,000 per month.  This monthly sum may be adjusted upward in the discretion of Company management for periods in which Consultant is traveling on behalf of the Company, performing significantly greater duties on behalf of the Company than is customary, or for other reasons.

3.
Expenses:   The Company shall reimburse Consultant for all pre-approved travel and other expenses incurred.  Consultant shall provide receipts and vouchers to the Company for all expenses for which reimbursement is claimed.

4.
Invoices:  All pre-approved invoices for services provided to the Company and expenses incurred by Consultant in connection therewith shall be payable in full within ten (10) days of the date of such invoice.

5.
Personnel:  Consultant shall be an independent contractor and no personnel utilized by Consultant in providing services hereunder shall be deemed an employee of the Company.  Consultant shall have the sole and exclusive responsibility and liability for making all reports and contributions, withholdings, payments and taxes to be collected, withheld, made and paid with respect to persons providing services to be performed hereunder, whether pursuant to any social security, unemployment insurance, worker’s compensation law or other federal, state or local law now in force and effect hereafter enacted.

6.	Termination: This Agreement may be terminated by either party hereto on fifteen (15) days written notice, at which time no further obligations will be due from either party.

7.
Non-Assignability: The rights, obligations, and benefits established by this Agreement shall not be assignable by Consultant.  This Agreement shall be binding upon and shall insure to the benefit of the parties and their successors.

8.
Confidentiality:  Consultant acknowledges and agrees that confidential and valuable information proprietary to  and obtained during Consultants’ engagement by the Company, shall not be, directly or indirectly, disclosed without the prior express written consent of the Company, unless and until such information is otherwise known to the public generally through no fault of Consultant.  All documents containing confidential information provided to Consultant by the Company shall clearly and conspicuously be marked with the word “Confidential.”

9.
Limited Liability:  Neither Consultant nor any of his employees, officers or directors shall be liable for consequential or incidental damages of any kind to the Company that may arise out of or in connection with any services performed by Consultant hereunder.

10.
Governing Law:  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the conflicts of law principles thereof or actual domicile parties.

11.
Notice:  Notice hereunder shall be in writing and shall be deemed to have been given at the time when deposited for mailing with the United States Postal Service enclosed in a registered or certified postpaid envelope addressed to the respective party at the address of such party first above written or at such other address as such party may fix by notice given pursuant to this paragraph.

12.
Miscellaneous:  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.  No supplement, modification, or amendment of the Agreement shall be binding unless executed in writing and agreed upon by all parties.  The Agreement supersedes all prior understandings, written or oral, and constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof.

13.
Counterparts:  This Agreement may be executed in counterparts and by facsimile, each of such counterparts so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the first date written above.

Ivany Nguyen Inc.

/s/ Derek Ivany
By:  Derek Ivany
Its:   President and CEO

Victor Cantore

/s/ Victor Cantore
Consultant